Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS THIRD QUARTER RESULTS
MAINTAINS EARNINGS GUIDANCE
______________________

COVINGTON, La. (October 23, 2007) – Pool Corporation (the “Company” or “POOL”) (NASDAQ/GSM:POOL) today reported results for the third quarter of 2007.

Earnings per share for the third quarter of 2007 was $0.43 per diluted share on net income of $21.8 million, compared to $0.58 per diluted share on net income of $31.5 million for the third quarter of 2006.

“Considering the unprecedented and very difficult real estate market, our business has held up relatively well, evidence of the resiliency of our business model in good times and bad,” commented Manuel Perez de la Mesa, President and CEO.

Despite a significant decline in new pool construction in major pool markets and less than ideal weather conditions in the quarter, net sales declined only 2% to $527.4 million in the third quarter of 2007 compared to $537.0 million in the third quarter of 2006.  During the quarter, complementary products, which are sold primarily in the new pool construction market, decreased 5% compared to a 35% increase in the same period in 2006.

Gross profit for the third quarter of 2007 decreased $10.2 million, or 7%, to $139.8 million from $150.0 million in the comparable 2006 period.  Gross profit as a percentage of net sales (gross margin) was 26.5% for the third quarter of 2007 compared to 27.9% for the third quarter of 2006.  Third quarter 2007 gross margin was comparatively lower due to competitive pricing trends, as other distributors sold off excess inventories, and unfavorable comparisons to the third quarter 2006 gross margin which had benefited from second quarter 2006 pre-price increase inventory purchases.  By comparison, gross margin in the third quarter of 2005 was 27.0%.

Operating expenses increased $3.4 million, or 3.5%, to $100.3 million in the third quarter of 2007 from $96.9 million in the third quarter of 2006.  This increase reflects the impact from investments in 27 new sales centers since the beginning of 2006 and higher expenses related to over 20 sales center expansions and relocations within the past 15 months.  These new expenses were partially offset by the impact from cost control initiatives.

Operating income was $39.5 million, down from $53.1 million in the third quarter of 2006.  Operating income as a percentage of net sales (operating margin) decreased to 7.5% for the current quarter from 9.9% for the third quarter of 2006.

Interest expense increased to $6.3 million for the current quarter from $4.3 million in the third quarter of 2006.  This increase is attributable to higher debt levels for borrowings to fund share repurchases, coupled with higher interest rates.

“While the majority of our sales are derived from the maintenance, repair and replacement market, which experienced modest gains in the quarter, the demand for new pool and irrigation construction products continued to lag,” said Perez de la Mesa.  “However, our service-oriented approach, our unrelenting focus on execution and our drive to provide increasingly greater value in the channel enabled us to gain market share, improve our competitive position and continue to help our customers outperform their competition.  Consistent with our most recent guidance, we project that 2007 earnings per share will be in the range of $1.45 to $1.55 per diluted share.”

Net sales for the nine months ended September 30, 2007 increased $36.3 million, or 2%, to $1,627.6 million, compared to $1,591.3 million in the comparable 2006 period.  Base business sales remained flat for the first nine months of 2007, which compares with base business sales growth of 12% for the first nine months of 2006.  Complementary product sales for the first nine months of 2007 decreased 2%, impacted by the decline in new pool construction activity in 2007.  Gross margin decreased 100 basis points to 27.7% in the first nine months of 2007 from 28.7% for the same period last year.

Operating income for the first nine months of 2007 was $146.6 million compared to operating income of $171.5 million in the same period last year.  Operating margin decreased to 9.0% for the first nine months of 2007 compared to 10.8% for the first nine months of 2006.  Earnings per share for the first nine months of 2007 decreased 13% to $1.58 per diluted share on net income of $81.0 million, compared to $1.82 per diluted share on net income of $100.0 million in the comparable 2006 period.  The opening of 27 new sales centers since the beginning of 2006 is estimated to have had a dilutive impact of approximately $0.09 on earnings per share for the first nine months of 2007.

On the balance sheet, total net receivables decreased 5% compared to September 30, 2006 due to lower sales compared to the year ago period and due to an increase in the allowance for doubtful accounts. The allowance for doubtful accounts was increased to reflect slower payments from customers in markets that have been adversely impacted by the decline in new pool and irrigation construction.  Our inventory levels increased 12% to $317.1 million at September 30, 2007.  The increase reflects inventory for the 12 new sales centers opened since September 2006, an earlier start of seasonal purchasing compared to 2006, inventory related to the expansion of complementary product offerings and higher inventory levels attributed to the decline in sales.  The quality of our inventory remains high as measured by the percentage of total inventory in our fastest-turning inventory classes, which increased compared to September 30, 2006.

Cash provided by operations was $33.5 million in the first nine months of 2007 compared to $81.5 million in the same period in 2006.  This decrease is primarily due to the decrease in net income and the difference in the timing of the payment of our 2007 estimated income taxes, which were paid in the third quarter of 2007, and our 2006 estimated income taxes, which were deferred until the fourth quarter of 2006 as allowed by the Katrina Emergency Tax Relief Act of 2005.  The Company repurchased 1.8 million shares and 3.7 million shares of its common stock during the third quarter and first nine months of 2007, respectively, using $126.8 million in borrowing capacity for the year to fund these purchases.

Pool Corporation is the largest wholesale distributor of swimming pool and related backyard products.  Currently, POOL operates 285 sales centers in North America and Europe, through which it distributes more than 100,000 national brand and private label products to roughly 70,000 wholesale customers.  For more information about POOL, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project” and similar expressions and include projections of earnings.  The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.  Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants, changes in the economy and the housing market and other risks detailed in POOL’s 2006 Annual Report on Form 10-K and 2007 Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

CONTACT:
Craig K. Hubbard
Treasurer
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net sales	$527,434	$537,017	$1,627,612	$1,591,276
Cost of sales	387,631	387,022	1,176,402	1,134,233
Gross profit	139,803	149,995	451,210	457,043
Percent	26.5%	27.9%	27.7%	28.7%

Selling and administrative expenses	100,298	96,903	304,640	285,591
Operating income	39,505	53,092	146,570	171,452
Percent	7.5%	9.9%	9.0%	10.8%

Interest expense, net	6,349	4,276	16,765	10,983
Income before income taxes and equity earnings	33,156	48,816	129,805	160,469
Provision for income taxes	12,802	18,848	50,118	61,957
Equity earnings in unconsolidated investments, net	1,481	1,525	1,296	1,513
Net income	$21,835	$31,493	$80,983	$100,025

Earnings per share:
Basic	$0.45	$0.61	$1.64	$1.91
Diluted	$0.43	$0.58	$1.58	$1.82
Weighted average shares outstanding:
Basic	48,623	51,532	49,372	52,243
Diluted	50,490	54,277	51,347	55,092

Cash dividends declared per common share	$0.120	$0.105	$0.345	$0.300

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	September 30,	Change
	2007	2006	$	%

Assets
Current assets:
Cash and cash equivalents	$50,265	$40,874	$9,391	23%
Receivables, net	58,023	64,540	(6,517)	(10)
Receivables pledged under receivables facility	142,511	147,049	(4,538)	(3)
Product inventories, net	317,110	283,930	33,180	12
Prepaid expenses and other current assets	9,004	7,785	1,219	16
Deferred income taxes	7,652	4,024	3,628	90
Total current assets	584,565	548,202	36,363	7

Property and equipment, net	35,518	32,201	3,317	10
Goodwill	155,247	156,123	(876)	(1)
Other intangible assets, net	15,459	19,964	(4,505)	(23)
Equity interest investments	34,561	32,383	2,178	7
Other assets, net	19,073	13,862	5,211	38
Total assets	$844,423	$802,735	$41,688	5%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$127,889	$111,349	$16,540	15%
Accrued and other current liabilities	53,557	118,892	(65,335)	(55)
Short-term financing	110,715	110,974	(259)	—
Current portion of long-term debt and other long-term liabilities	3,350	3,731	(381)	(10)
Total current liabilities	295,511	344,946	(49,435)	(14)

Deferred income taxes	15,185	12,760	2,425	19
Long-term debt	292,750	144,750	148,000	102
Other long-term liabilities	6,152	1,625	4,527	279
Total liabilities	$609,598	$504,081	$105,517	21%
Total stockholders’ equity	234,825	298,654	(63,829)	(21)
Total liabilities and stockholders’ equity	$844,423	$802,735	$41,688	5%
                                 __________________

1.
The allowance for doubtful accounts was $8.7 million at September 30, 2007 and $4.5 million at September 30, 2006.  The inventory reserve was $5.4 million at September 30, 2007 and $4.9 million at September 30, 2006.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2007	2006	Change
Operating activities
Net income	$80,983	$100,025	$(19,042)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,868	5,980	888
Amortization	3,665	3,472	193
Share-based compensation	5,564	5,517	47
Excess tax benefits from share-based compensation	(8,345)	(10,619)	2,274
Equity earnings in unconsolidated investments	(2,087)	(2,476)	389
Other	3,441	1,645	1,796
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(49,373)	(61,121)	11,748
Product inventories	14,580	53,889	(39,309)
Accounts payable	(49,743)	(71,359)	21,616
Other current assets and liabilitites	27,927	56,525	(28,598)
Net cash provided by operating activities	33,480	81,478	(47,998)

Investing activities
Acquisition of businesses, net of cash acquired	(2,087)	(26,662)	24,575
Purchase of property and equipment, net of sale proceeds	(9,407)	(11,146)	1,739
Dividend on equity investment	35	—	35
Proceeds from sale of investment	75	—	75
Net cash used in investing activities	(11,384)	(37,808)	26,424

Financing activities
Proceeds from revolving line of credit	306,771	311,838	(5,067)
Payments on revolving line of credit	(299,928)	(293,938)	(5,990)
Proceeds from asset-backed financing	87,479	93,347	(5,868)
Payments on asset-backed financing	(51,050)	(48,030)	(3,020)
Proceeds from long-term debt	100,000	—	100,000
Payments on long-term debt and other long-term liabilities	(3,320)	(1,497)	(1,823)
Payments of capital lease obligations	(257)	(257)	—
Payments of deferred financing costs	(397)	(128)	(269)
Excess tax benefits from share-based compensation	8,345	10,619	(2,274)
Issuance of common stock under stock option plans	7,154	6,335	819
Payment of cash dividends	(17,033)	(15,734)	(1,299)
Purchase of treasury stock	(128,777)	(93,495)	(35,282)
Net cash provided by (used in) financing activities	8,987	(30,940)	39,927
Effect of exchange rate changes on cash	2,448	1,278	1,170
Change in cash and cash equivalents	33,531	14,008	19,523
Cash and cash equivalents at beginning of period	16,734	26,866	(10,132)
Cash and cash equivalents at end of period	$50,265	$40,874	$9,391

Addendum

(Unaudited)	Base Business		Acquired & New Market		Total
(In thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2007	2006	2007	2006	2007	2006
Net sales	$512,629	$527,166	$14,805	$9,851	$527,434	$537,017

Gross profit	135,864	147,227	3,939	2,768	139,803	149,995
Gross margin	26.5%	27.9%	26.6%	28.1%	26.5%	27.9%

Selling and administrative expenses	96,575	95,439	3,723	1,464	100,298	96,903
Expenses as a % of net sales	18.8%	18.1%	25.1%	14.9%	19.0%	18.0%

Operating income	39,289	51,788	216	1,304	39,505	53,092
Operating income margin	7.7%	9.8%	1.5%	13.2%	7.5%	9.9%

(Unaudited)	Base Business		Acquired & New Market		Total
(In thousands)	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2007	2006	2007	2006	2007	2006
Net sales	$1,580,783	$1,579,633	$46,829	$11,643	$1,627,612	$1,591,276

Gross profit	437,950	453,817	13,260	3,226	451,210	457,043
Gross margin	27.7%	28.7%	28.3%	27.7%	27.7%	28.7%

Selling and administrative expenses	293,835	283,257	10,805	2,334	304,640	285,591
Expenses as a % of net sales	18.6%	17.9%	23.1%	20.0%	18.7%	17.9%

Operating income	144,115	170,560	2,455	892	146,570	171,452
Operating income margin	9.1%	10.8%	5.2%	7.7%	9.0%	10.8%

We exclude the following sales centers from base business for 15 months:

•	acquired sales centers;
•	sales centers divested or consolidated with acquired sales centers; and
•	new sales centers opened in new markets.

Additionally, we generally allocate overhead expenses to acquired sales centers on the basis of acquired sales center net sales as a percentage of total net sales.

There were four new sales centers opened in new markets, which have been excluded from base business at September 30, 2007.  The effect of sales center acquisitions in the tables above includes the operations of the following:

Acquired	Acquisition Date	Sales Centers Acquired	Period Excluded
Wickham Supply, Inc. and Water Zone, LP	August 2006	14	January – September 2007 and August – September 2006
Tor-Lyn, Limited	February 2007	1	February – September 2007

We define EBITDA as net income plus interest expense, income taxes, share-based compensation, depreciation and amortization.  We consider EBITDA an important indicator of the operational strength and performance of our business, including the ability to provide cash flows to fund growth, service debt and pay dividends.  EBITDA eliminates the non-cash expenses related to share-based compensation, depreciation of tangible assets and amortization of intangible assets.  We believe EBITDA should be considered in addition to, not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with accounting principles generally accepted in the United States (GAAP).

The table below presents a reconciliation of net income to EBITDA.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2007	2006	2007	2006
Net income	$21,835	31,493	$80,983	100,025
Add:
Interest expense, net	6,349	4,276	16,765	10,983
Provision for income taxes	12,802	18,848	50,118	61,957
Income tax expense on equity earnings	959	976	791	963
Share-based compensation	1,619	1,511	5,564	5,517
Depreciation	2,352	2,147	6,868	5,980
Amortization (1)	1,114	1,040	3,497	3,377
EBITDA	$47,030	60,291	$164,586	188,802

(1)  Excludes amortization included in interest expense, net